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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-93043 on Form S-1 of OptiCare Health Systems, Inc. of our report related to the combined financial statements of OptiCare Eye Health Centers, Inc. and Affiliate dated March 26, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Hartford, Connecticut


January 17, 2000